Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Brian M. Hall, CFO
Phone: (574) 535-1125
E Mail: LCII@lci1.com

LIPPERT COMPONENTS SUBSIDIARY ACQUIRES RETRACTABLE MARINE AND RECREATIONAL VEHICLE SHADE MANUFACTURER SURESHADE

Elkhart, Indiana - October 21, 2019 - LCI Industries (NYSE: LCII), which, through its wholly-owned subsidiary, Lippert Components, Inc. (“LCI”), supplies a broad array of highly engineered components for the leading original equipment manufacturers (“OEMs”) of leisure vehicles and mobile transportation, and the related aftermarkets of those industries, today announced that its subsidiary, Lippert Components Manufacturing, Inc., has acquired substantially all of the business assets (collectively referred to under the business name “SureShade”) of Rodan Enterprises, LLC, effective October 21, 2019 (the “Effective Date”). LCI welcomes SureShade’s previous owners, Ronald and Danalyn Russikoff, and the SureShade team to the LCI family.

SureShade, a designer and manufacturer of sunshade systems for the outdoor recreation industry in North America and Europe, holds a number of innovative patents on its automated retractable shade systems that allow it to deliver improved sun protection and comfort. LCI looks forward to working closely with the SureShade team to implement synergies, take advantage of increased efficiencies, and broaden our sales impact through LCI’s already extensive reach in Europe and the North American marine OEM and aftermarket. Danalyn Russikoff will continue to lead the SureShade sales team and assist LCI in expanding our global marine presence.

“Combining SureShade’s products with our Taylor Made bimini tops and accessories helps us provide our customers with a broad offering of awning and shade solutions for any type of boat. SureShade has also recently expanded into the RV segment, with the debut of the SureShade RV awning at the 2019 RVX,” said Jason Lippert, CEO and President of LCI. Continued Lippert, “We are excited to add SureShade’s dedicated employees to our team and, together, create and deliver innovative sunshade solutions worldwide.”

“Today we have fully realized our vision of attracting the ideal strategic partner to take the SureShade brand and product line to an unprecedented level of value creation for our clients. Ron and I are proud to have developed an innovative sunshade system that has transformed the boating experience and built a sustainable business that is now well positioned for growth in both marine and RV. We are grateful for the marine industry’s support since our IBEX launch in 2007 and we are now very excited to not just pass but combine torches with LCI to solidify our combined position as a market leader for sunshade solutions in the outdoor recreation industry,” said Dana Russikoff, Business Leader and Co-Founder of SureShade.

About LCI Industries

From over 65 manufacturing and distribution facilities located throughout North America and Europe, LCI Industries, through its wholly-owned subsidiary, LCI, supplies, domestically and internationally, a broad array of engineered components for the leading OEMs in the recreation and industrial product markets, consisting of recreational vehicles and adjacent industries, including buses; trailers used to haul boats, livestock, equipment, and other cargo; trucks; boats; trains; manufactured homes; and modular housing. The Company also supplies components to the related aftermarkets of these industries primarily by selling to retail dealers, wholesale distributors, and service centers. LCI’s products include steel chassis and related components; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen, and other products; vinyl, aluminum, and frameless windows; manual, electric, and hydraulic stabilizer and leveling systems; entry, luggage, patio, and ramp doors; furniture and mattresses; electric and manual entry steps; awnings and awning accessories; electronic components; appliances; televisions, sound systems, navigation systems, and backup cameras; and other accessories. Additional information about LCI and its products can be found at www.lci1.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements” with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management, markets for the Company’s common stock, and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of, and tariffs on, raw materials (particularly steel and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of production facilities and labor, employee benefits, employee retention, realization and impact of expansion plans, efficiency improvements and cost reductions, the disruption of business resulting from natural disasters or other unforeseen events, the successful entry into new markets, the costs of compliance with environmental laws, laws of foreign jurisdictions in which we operate, and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, warranty and product liability claims or product recalls, interest rates, oil and gasoline prices, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and in the Company’s subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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